Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Closings of Senior Secured Notes Offering and Term Loan Facility

(HOUSTON, Texas) - May 31, 2016 - Calpine Corporation (NYSE: CPN) today announced the closing of $1,187,000,000 of financings, including its previously disclosed private placement of $625,000,000 in aggregate principal amount of 5.250% Senior Secured Notes due 2026 and its $562,000,000 first lien term loan facility maturing in May 2023. The principal amount of the new term loan facility was increased from $500,000,000.
The net proceeds from the notes and the new term loan facility were used, together with cash on hand, to repay all $1,187,000,000 of its first lien term loans facilities maturing in 2019 and 2020, terminating the facilities in connection therewith, including $805.8 million of borrowings outstanding under its first lien term loan facility maturing in 2019 and $381.2 million of borrowings outstanding under its first lien term loan facility maturing in 2020, and to pay fees and expenses in connection with the offering of the notes, the new term loan facility and such repayments and terminations.
Calpine has no further corporate debt maturities until 2022.
The notes will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. without registration under the Securities Act or pursuant to an applicable exemption from such registration.
This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources. Our fleet of 84 power plants in operation or under construction represents more than 27,000 megawatts of generation capacity. Through wholesale power operations and our retail business, Champion Energy, we serve customers in 21 states and Canada. We specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner.
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Calpine Corporation Announces Closings of Senior Secured Notes Offering and Term Loan Facility

May 31, 2016

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expectations regarding the use of proceeds from the offering, expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2015. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.